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                                                                  Exhibit (j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated November 15, 2007 on the financial statements of the RiverSource Balanced Fund, RiverSource Diversified Equity Income Fund, RiverSource Mid Cap Value Fund, and RiverSource Disciplined Large Cap Growth Fund of the RiverSource Investment Series, Inc., included in the Annual Reports for the year ended September 30, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 117 to the Registration Statement (Form N-1A, No. 2-11328) of the RiverSource Investment Series, Inc.


                                        /s/Ernst & Young LLP

Minneapolis, Minnesota
November 23, 2007